Exhibit 4.3

                                 AMENDMENT NO. 2
                                     to the
                                RIGHTS AGREEMENT
                                     Between
                     INTERDIGITAL COMMUNICATIONS CORPORATION
                                       and
                    AMERICAN STOCK TRANSFER AND TRUST COMPANY
                                   dated as of
                                DECEMBER 31, 1996


THIS AMENDMENT NO. 2, dated July 29, 1997, to the RIGHTS AGREEMENT between INTERDIGITAL COMMUNICATIONS CORPORATION and AMERICAN STOCK
TRANSFER AND TRUST COMPANY dated as of  DECEMBER 31, 1996


WHEREAS, InterDigital Communications Corporation ("InterDigital") and American Stock Transfer and Trust Company ("ASTT") entered into a Rights Agreement, dated as of December 31, 1996, (the "Agreement") dealing with, among other things, the voting rights of the holders of InterDigital Common Stock; and

WHEREAS, InterDigital has entered into an agreement with Heartland Advisors dated July 8, 1997 (the "Letter Agreement") under which the Company, in exchange for other consideration, has agreed to permit Heartland not to become and "Acquiring Person", as defined under the Agreement, subject to the terms and conditions of the Agreement and the Letter Agreement; and

WHEREAS, to implement the requirements of the Letter Agreement, InterDigital and ASTT, pursuant to Section 26 of the Agreement, have agreed to amend the Agreement as set forth herein.


NOW THEREFORE, the parties, intending to be legally bound, agree as follows:


1. The definition of "Acquiring Person" set forth in Section 1, paragraph (a), is amended by adding a new clause at the end of the definition reading as follows:

     ;provided, however, that Heartland Advisors shall not be an Acquiring Person unless and until Heartland Advisors (i) is the Beneficial Owner of more than 18% of the shares of Common Stock then outstanding, or (ii) is the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding and Heartland is not permitted to file a Schedule 13G, in lieu of Schedule 13D, pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

Amendment No. 1 to the Rights Agreement
 dated December 31, 1996
Page 2

2. All other terms conditions remained unaltered and in full force and effect.


IN WITNESS WHEREOF, the parties have caused this Amendment No. 2 to be duly executed, all as of the date first written above.




ATTEST:                                 INTERDIGITAL COMMUNICATIONS
                                        CORPORATION


BY:  /s/  Jane S.  Schultz              BY:  /s/ William A. Doyle
     --------------------------              ---------------------------
          Jane S. Schultz                        William A. Doyle
          Assistant Secretary                    President



ATTEST:                                 AMERICAN STOCK TRANSFER AND TRUST
                                        COMPANY


BY:   /s/  Susan Silber                 BY:   /s/  Herbert J. Lemmer
      --------------------------              ---------------------------
           Susan Silber                            Herbert J. Lemmer
           Assistant Secretary                     Senior Vice President and
                                                    General Counsel